U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A
                                    --------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Sinovac Biotech Ltd.
                             ----------------------
             (Exact name of Registrant as specified in its charter)

     Antigua and Barbuda                                           n/a
  -------------------------                                     ----------
  (State or jurisdiction of                                  (I.R.S. Employer
incorporation or organization)                            Identification Number)


No. 39 Shangdi Xi Rd.
Haidian District, Beijing
China                                                             100085
---------------------------                                       -------
(Address of principal executive offices)                         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered
-------------------                     ------------------------------

 Common Stock
 par value $0.001                          American Stock Exchange
-------------------                     ------------------------------

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), check the following box.        [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(g)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(d), check the following box.        [_]

Securities Act registration statement file number to which the form relates: n/a

Securities to be registered pursuant o Section 12(g) of the Act: None

                                       n/a
                           --------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
----------------------------------------------------------------

     The description of the securities to be registered hereby is all of the authorized Common Stock of Sinovac Biotech Ltd. (the "Company"). The total amount of shares authorized by the Company's Articles of Incorporation is 150,000,000. Of these, 100,000,000 are Common Stock and 50,000,000 are Preferred Stock. There has been no issuance of any Preferred Stock. Dividend, voting, conversion rights, liquidation rights and other rights of the Preferred Stock, if any, will be established by the Board of Directors upon issuance.

     Holders of the Common Stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, except that in the election of Directors, each shareholder of Common Stock shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. There are no preemptive rights associated with the securities and no cumulative voting is authorized by the Articles of Incorporation or the By-Laws.

     The Company has never declared or paid cash dividends on the Common Stock of the Company. Management intends to retain all available funds and any future earnings for use in the operation and expansion of the business and does not anticipate paying any cash dividends in the foreseeable future.


ITEM 2.  EXHIBITS
-----------------

Exhibit
Number
-------

3.1(1)      Articles of Incorporation

3.2(2)      By-Laws

----------------
(1) Previously filed as Exhibit 3.1 to the Form F-1 filed on July 17, 2002, and incorporated by reference.

(2) Previously filed as Exhibit 3.3 to the Form F-1 filed on July 17, 2002, and incorporated by reference.




                                    SIGNATURE
                                    ---------

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                SINOVAC BIOTECH LTD.
                                                --------------------


Date:  December 6, 2004                         By:  /s/  Weidong Yin
                                                   -----------------------------
                                                     Weidong Yin
                                                     President, CEO and Director